AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) is made and entered into as of July 9,  2010, by and between UniTek Global Services, Inc. (formerly Berliner Communications, Inc.), a Delaware corporation (the “Company”), and Michael S. Guerriero (the “Employee”).

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated June 30, 2009  and amended by Amendment No. 1 to Employment Agreement, dated January 27, 2010 (together, the “Agreement”);

WHEREAS, the Company and the Employee desire to enter into this Amendment and to amend the Agreement as set forth herein; and

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.
Resignation.  The Employee shall resign from all of his positions of employment with the Company and any of its Affiliates effective as of the close of business on July 23, 2010 (the “Resignation Date”).  The Employee hereby acknowledges and agrees that this Amendment shall be deemed to provide the written notice of non-extension as required by Section 1 of the Agreement and that the Employment Term shall end on July 23, 2010 unless sooner terminated pursuant to Section 5 of the Agreement.

2.	Section 3(f) is hereby amended by adding the following sentence to the end of such section:

Notwithstanding the foregoing or any provision in the Company's Stock Option Award Policy or the Company's applicable Omnibus Securities Plan to the contrary, all of the Employee's options which remain outstanding immediately prior to the Resignation Date (or, if applicable, such earlier termination of Employee's employment), shall continue to vest according to the terms of the respective stock option award agreements for a period of one year from the Resignation Date so long as Employee continues to meet all of his obligations set forth in the Agreement or herein.  All vested stock options shall remain exercisable for a period of twelve months following the Resignation Date so long as Employee continues to meet all of his obligations set forth in the Agreement and herein.

3.
Beginning with the first applicable pay-roll after June 30, 2010 and for twelve months hereafter (the “Severance Period”), Employee will  receive severance payments equal to one year of salary ($250,000.00), paid ratably over the Severance Period in accordance with the Company’s normal payroll practices, including applicable withholdings.

4.	Section 7(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

(i) For the purposes of this Agreement, “Competition” shall mean: participating, directly or indirectly, as an individual proprietor, partner,stockholder, officer, employee, director, joint venturer, investor, lender or consultant (within the United States of America, or in any country where BCI does business) in a Competing Business (as defined below); provided, however, that such participation shall not include (i) the mere ownership of not more than three percent (3%) of the total outstanding stock of a publicly held company; or (ii) any activity engaged in with the prior written approval of the Board of Directors of the Company (the “Board”).

5.	Section 7(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

(ii) For the purposes of this Agreement, “Competing Business” shall mean any principal line of business engaged in by BCI that is also a principal line of business engaged in by the entity for which the Employee is then acting in any of the capacities referenced in Section 7(b)(i) above, but only to the extent that the Employee has knowledge of the Competing Business of BCI prior to his termination of employment with BCI which is reasonably likely to cause material economic harm to BCI.

6.	Section 7(e) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

(e) During the Employment Term and for the Restricted Period (as hereafter defined) following a termination of Employee’s employment, Employee will not enter into Competition with the Company. The “Restricted Period” shall mean twelve (12) months following the date of Employee's termination of employment with BCI for any reason.  The Employee expressly agrees and acknowledges that his promises, obligations, and covenants under Section 6 above, and this Section 7, survive the Employment Term identified in Section 1 hereof.

7.	Employee has signed the Release attached to Amendment No. 1 of the Agreement, and agrees to be bound by his obligations set forth therein.

8.	All other provisions of the Agreement not specifically amended in this Amendment shall remain in full force and effect.

9.	This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

10.	This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute one instrument.

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2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Employee has executed this Amendment, as of the date first written above.

UNITEK GLOBAL SERVICES, INC.

By:	/s/ C. Scott Hisey
Name:	C. Scott Hisey
Title:	Chief Executive Officer

EMPLOYEE

By:	/s/ Michael S. Guerriero
Name:	Michael S. Guerriero
Title

ACCEPTED AND ACKNOWLEDGED BY:

BCI Communications, Inc.

By:	/s/ Nicholas Day
Name:	Nicholas Day
Title:	General Counsel & Secretary

EXHIBIT B
FORM OF RELEASE
Michael S. Guerriero
36 Mesa Place
Nanuet, NY 10954

Dear Mike:

This is to confirm our agreement relating to your separation from employment.

1.           In consideration of the terms hereof, your employment with the Company shall end effective as of the close of business, July 23, 2010 (“Termination Date”), and your employment under the terms of the agreement between the Company and you dated June 30, 2009 and the Amendment No. 1 dated January 27, 2010 (“Employment Agreement”) is hereby terminated at such time.  In addition to any salary payments owing for the final payroll period through the Termination Date and whatever vested rights you may have under the applicable Company benefit plan(s), you shall receive the following payment(s) and benefits [for the period(s) indicated], less any payroll deductions required by law, which shall be in lieu of any other payments or benefits (including vacation or other paid leave time) to which you otherwise might be entitled.

2.           In consideration of the terms hereof, you have agreed to and do waive any claims you may have for employment by the Company or any of its subsidiaries and have agreed not to seek such employment or reemployment by the Company or any of its subsidiaries in the future.  You have further agreed to and do release and forever discharge the Company, subsidiaries and affiliates and each of their respective past and present officers, directors, managers, shareholders, partners, members, employees, representatives and agents from any and all claims and causes of action, known or unknown, arising out of, relating to or occurring during your employment by the Company or any of its subsidiaries or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, defamation, the Civil Rights Acts, Age Discrimination in Employment Act, Americans with Disabilities Act, Employee Retirement Income Security Act, Family Medical Leave Act or any other federal, state or local law relating to employment, discrimination in employment, termination of employment, wages, benefits or otherwise.  This release does not include your right to enforce the terms of this agreement.
3.           You and the Company agree that in the event you apply for unemployment insurance benefits, the Company shall respond to any inquiry from the applicable governmental authority that your employment ended as a result of resignation.

4.           You and the Company agree that in the event the Company receives any inquiries from prospective employers, it shall be the policy of the Company to respond by advising that the Company’s policy is to provide information only as to service dates and positions held and by providing such information.

5.           You agree to return to the Company prior to the effective date of your termination of employment all property and documents of the Company or any of its subsidiaries in your possession, custody or control, including, without limitation, automobiles, credit cards, computers and telecommunication equipment, keys, instructional and policy manuals, mailing lists, computer software, financial and accounting records, reports and files, and any other physical or personal property which you obtained in the course of your employment by the Company or any of its subsidiaries, and you further agree not to retain copies of any such documents, excluding publicly available documents and documents relating directly to your own compensation and employee benefits.

UniTek Global Services
1777 Sentry Parkway West
Gwynedd Hall, Suite 302
Blue Bell, PA 19422

6.           You agree that the restrictive covenants set forth in Section 6 and Section 7 of the Employment Agreement shall remain in full force and effect in accordance with the terms of the Employment Agreement.

7.           You agree to provide your reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) to which you were participating in as of the Termination Date or about which you had specific knowledge if so requested by the Company; provided, that, the Company will pay any reasonable costs and expenses you incur in connection therewith; provided, further, that, such cooperation will not unreasonably interfere with your then-current employment or business activities.

8.           You agree to maintain the terms of this agreement confidential to the extent practicable and as permitted by law, except that you may disclose this agreement to your legal and financial advisors and to your spouse.
9.           Neither by offering to make nor by making this agreement does either party admit any failure of performance, wrongdoing, or violation of law.

10.           This agreement, together with Section 6 and Section 7 of the Employment Agreement, sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to your employment by the Company or any of its subsidiaries or the termination thereof.  This agreement may not be modified except by in writing, signed by you and by a duly authorized officer of the Company.  This agreement shall be binding upon your heirs and personal representatives, and the successors and assigns of the Company.

11.           You acknowledge that before entering into this agreement, you have had the opportunity to consult with any attorney or other advisor of your choice, and you have been advised to do so if you choose.  You further acknowledge that you have entered into this agreement of your own free will, and that no promises or representations have been made to you by any person to induce you to enter into this agreement other than the express terms set forth herein.  You further acknowledge that you have read this agreement and understand all of its terms, including the waiver and release of claims set forth in paragraph 2 above.

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UniTek Global Services
1777 Sentry Parkway West
Gwynedd Hall, Suite 302
Blue Bell, PA 19422

If the foregoing is acceptable to you, please sign the annexed copy of this agreement and return it to me.  You may take up to 21 days from today to consider, sign and return this agreement.  In addition, you may revoke the agreement after signing it, but only by delivering a signed revocation notice to me within seven days of your signing this agreement.

Very truly yours,

C. Scott Hisey
Chief Executive Officer

Accepted and Agreed:

Employee’s Signature

[Employee’s Name]

Date Signed

UniTek Global Services
1777 Sentry Parkway West
Gwynedd Hall, Suite 302
Blue Bell, PA 19422